Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SECOND AMENDMENT TO LICENSE AGREEMENT

TIDS SECOND AMENDMENT TO THE LICENSE AGREEMENT (the "Second

Amendment") is entered into as of March 25, 2026 and effective as of the Second Amendment Effective Date (as defined below) by and between AURA BIOSCIENCES, INC. ("Aura") and CLEARSIDE ROYALTY LLC ("Clearside"), as assignee of the Agreement (as defined below) from CLEARSIDE BIOMEDICAL, INC. ("Clearside Inc."). Aura and Clearside are each hereinafter referred to as a Party and both hereinafter referred to as the "Parties".

RECITALS

WHEREAS, the Parties previously entered into that certain License Agreement effective July 3, 2019, as amended by that First Amendment to the License Agreement, dated February 23, 2022 (as so amended, the ''Agreement');

WHEREAS, the Parties desire to enter into this Second Amendment, to amend certain terms in the Agreement, including relating to Manufacturing thereunder, and set forth their mutual understandings with respect thereto.

Now, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree that the Agreement shall be amended, effective as of the Second Amendment Effective Date, as set forth below.

1.
Amendment of Section 1. The Parties agree that Section 1 of the Agreement is hereby amended to amend and restate each of the following defined terms in their entirety as set forth herein:
(a)
"1.11 "Clearside Manufacturing Technology" means all Patent Rights, Know How and Improvements owned or Controlled by Clearside or its Affiliates (including all technology and patent rights with respect to the Manufacturing process), which is necessary or useful to Manufacture and have Manufactured the Clearside Product, including access to or rights of reference to the complete design history file for the United States and the technical dossier for any country or region outside of the United States, including the device master record."
(b)
"1.33 "Licensed Know-How" means all Know-How that is Controlled by Clearside or its Affiliates (including the Sublicensed Know-How) and is useful or necessary in connection with the Development, Manufacture and Commercialization of a Licensed Product and in the event Aura makes an Alternative Manufacturing Election or in connection with Aura's exercise of its rights under Section 5.5, the Manufacture of Clearside Products."
(c)
"1.37 "Manufacturing" or "Manufacture" means, as applicable, all activities associated with the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and storage of the Licensed Product and the Clearside Product component of the Licensed Product, including process and formulation development, process validation, stability testing, manufacturing scale-

up, pre-clinical, clinical and commercial manufacture and analytical development, product characterization, quality assurance and quality control development, testing, release, sterilization, bioburden testing, endotoxin testing, procurement of components, and component specifications. For the avoidance of doubt, the term "Manufacture" does not include Aura's right to manufacture the Clearside Product component of the Licensed Product except in the event Aura makes an Alternative Manufacturing Election or in connection with Aura's exercise of its rights under Section 5.5."

(d)
"1.38 "Manufacture of Clearside Product," or "Manufacture Clearside Product" means, as applicable, all activities associated with the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and storage of the Clearside Product, including process and formulation development, process validation, stability testing, manufacturing scale-up, pre-clinical, clinical and commercial manufacture and analytical development, product characterization, quality assurance and quality control development, testing, release, sterilization, bioburden testing, endotoxin testing, procurement of components, and component specifications."
2.
Amendment and Restatement of Section 2.1. The Parties agree that Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

"2.1 License Grants.

2.1.1
Licensed IP. Subject to the terms and conditions of this Agreement, Clearside hereby grants Aura an exclusive (even as to Clearside), royalty-bearing license under and to the Licensed IP (other than the Sublicensed IP which is set forth in Section 2.1.2), with the right to sublicense through multiple tiers (as set forth below), to Develop and Commercialize Licensed Products in the Territory for use in the Field and, in the event Aura makes an Alternative Manufacturing Election or in connection with Aura's exercise of its rights under Section 5.5, Manufacture or have Manufactured Licensed Products in the Territory for use in the Field.

2.1.2
Sublicensed IP. Subject to the terms and conditions of this Agreement and the Emory/GTRC License Agreement, Clearside hereby grants Aura an exclusive (even as to Clearside), royalty-bearing sublicense under and to the Sublicensed IP, with the right to further sublicense through multiple tiers (as set forth below), to Develop and Commercialize Licensed Products in the Territory for use in the Field and, in the event Aura makes an Alternative Manufacturing Election or in connection with Aura's exercise of its rights under Section 5.5, Manufacture or have Manufactured Licensed Products in the Territory for use in the Field."

3.
Amendment and Restatement of Section 5.2. The Parties agree that Section 5.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

"5.2 Commercial Supply Agreement. Not later than six (6) months prior to Aura's filing of an NDA/BLA covering a Licensed Product, upon Aura's written request, the Parties will negotiate in good faith and execute a manufacturing and supply agreement pursuant to which Clearside will supply Aura with its requirements (subject to Aura's rights under

Sections 5.3 through 5.5) of microinjectors and microneedles ("Clearside Products") for Aura's commercial use in the Field (the "Commercial Supply Agreement" and together with the Initial Supply Agreement, the "Supply Agreements"). Aura's cost of the Clearside Products under the Commercial Supply Agreement shall equal Clearside's Cost of Goods (as defined) (reasonably documented to Aura) plus a reasonable direct markup amount to be negotiated at the time. The Commercial Supply Agreement shall require Aura to provide written notice to Clearside with rolling quarterly forecasts of its commercial needs of Clearside Products. In connection with the Commercial Supply Agreement, the Parties shall also enter into a written quality agreement and a written pharmacovigilance agreement on reasonable and customary terms and conditions."

4.
Amendment and Restatement of Section 5.3. The Parties agree that Section 5.3 of the Agreement is hereby amended and restated in its entirety as follows:

"5.3 Supply Failure/Change in Legal Manufacturer. If during the term of either of the Supply Agreements, (a) Clearside ceases to be the legal manufacturer of the Clearside Product, (b) Clearside fails to supply Aura with at least [***] of the quantities of Clearside Product meeting the specifications which have been accepted by Clearside and which Clearside is obligated to supply under the relevant Supply Agreement, cumulatively, in any consecutive six (6) month period for any reason other than due to a Force Majeure event or due to the material breach by Aura of, as applicable, the Supply Agreements (a "Supply Failure'"), (c) there is a change to a Clearside CMO (as defined below) at any time on or after the Second Amendment Effective Date ("Clearside CMO Change"), or (d) following Clearside's receipt of the notice of a Manufacturing Election, any of Clearside CMOs is unable or unwilling to supply Aura or has committed the equivalence of a "Supply Failure" under any agreement between Aura and such Clearside CMO, Aura may, at its discretion, upon not less than thirty (30) days' written notice to Clearside (a "Supply Notice"): either (i) require Clearside to supply the undelivered Clearside Product at a future date to be agreed upon by the Parties, and/or (ii) exercise its right to have one or more Third Parties identified by Aura to Manufacture Clearside Product (an ''Alternative Manufacturer Election'') and Aura shall covenant that it will require that its Third Party Manufacturer to only sell such Clearside Product in the Field, utilizing trade dress, trade name(s), and NDC number(s) (in the US) that are unique to Aura and different from Clearside's. Clearside shall provide Aura prompt written notice if it becomes aware of an actual or pending Clearside CMO Change, including if Clearside receives notice from a Clearside CMO of an actual or pending termination, expiration or non-renewal of its agreement with such Clearside CMO."

5.
Amendment and Restatement of Section 5.4. The Parties agree that Section 5.4 of the Agreement is hereby amended and restated in its entirety as follows:

"5.4 Manufacturing License and Manufacturing Technology Transfer. Effective upon delivery of a Supply Notice in which Aura makes an Alternative Manufacturer Election, Clearside (a) hereby grants to Aura a worldwide, exclusive license in the Field, with the right to grant sublicenses (through multiple tiers), under the Clearside Manufacturing Technology, to Manufacture Clearside Product and have Manufactured Clearside Product on behalf of itself, its Affiliates and licensees in the Field (the "Manufacturing License''), and (b) shall provide reasonable assistance for the transfer of the Manufacturing of Clearside Product (the "Manufacturing Technology Transfer") to Aura and any Third Party Manufacturers identified by Aura as follows: Clearside shall (i) promptly disclose to Aura and any such Third Party Manufacturer all Clearside Manufacturing Technology; (ii) provide Aura or any such Third Party Manufacturer with the training, documentation and other information relating to the use of the process for Manufacturing Clearside Products as may be necessary or reasonably useful for Aura and such Third Party Manufacturers to exercise the Manufacturing License and Manufacture Clearside Products; and (iii) make appropriately trained personnel available for consultation and advice upon Aura's request to provide technical assistance to the extent necessary or reasonably useful to enable Aura or such Third Party Manufacturers to Manufacture Clearside Products. Clearside shall provide all other assistance reasonably required by Aura and any of its Third Party Manufacturers in connection with the conduct of the Manufacturing Technology Transfer. For clarity, Clearside shall not be obligated to purchase or obtain control of any new Manufacturing equipment at its expense as part of any Manufacturing Technology Transfer. Aura shall not be obligated to pay to Clearside the transfer price on quantities of Clearside Products so manufactured by or on behalf of Aura by third parties. In such event, (i) Aura shall assume the obligations of, and receive all rights as, a legal manufacturer of the Clearside Product that is included in the Licensed Products including rights to and responsibility for the associated regulatory filings and all global post-market surveillance requirements for all such Clearside Products Manufactured and introduced into commerce as part of the Licensed Products, and (ii) Aura and Clearside will (a) provide each other with regular updates of their global post-market surveillance data on Clearside Products and (b) promptly inform each other of any adverse events involving the Clearside Products, in each case, in accordance with the timelines and other terms of the written pharmacovigilance agreement between the Parties."

6.
New Section 5.5. The Parties agree that a new Section 5.5 is hereby added to the Agreement as follows:

"5.5 Manufacturing Equipment. Upon Aura's election at any time, effective upon Clearside's receipt of written notice (the "Manufacturing Election"), Aura or its Affiliates and licensees shall have the right and license, and Clearside shall take all necessary actions to notify each of Clearside's contract manufacturing organizations involved in the Manufacturing process (a "Clearside CMO") of such right and enable Aura or its Affiliates and licensees to utilize or have utilized on its behalf without further cost to Aura or its Affiliates or licensees any Manufacturing devices or equipment owned, leased or controlled by Clearside to Manufacture or have Manufactured Clearside Product that is included as part of or incorporated in such Licensed Products and to be permitted to directly place purchase orders for such Clearside Products with such Clearside CMO. Clearside shall provide all other assistance necessary or reasonably useful in connection with the foregoing, including any authorizations and the facilitation of any agreement between Aura and any of Clearside's Third Party Manufacturers. In addition, Clearside shall, at Aura's written request, perform all Manufacturing services performed by Clearside (and not a Clearside CMO) under the then-current Manufacturing process, including quality control services and release activities (the ''Additional Manufacturing Services"). The Additional Manufacturing Services shall be provided by Clearside at [***]. Following a Manufacturing Election, Aura shall make an annual payment to Clearside of [***] payable within ten (10) business days of Clearside's receipt of the first Direct Order Notice (as defined below) and each subsequent year on or before the anniversary of the first Direct Order Notice unless and until Aura provides Clearside with written notice terminating its Manufacturing Election under this section 5.5. For clarity, Aura and its Affiliates and licensees shall have the right and license, and Clearside hereby grants such right and license, to perform or have performed some or all of the Additional Manufacturing Services, and Clearside shall provide all assistance necessary or reasonably useful in connection with the foregoing. Aura shall provide Clearside with written contemporaneous confirmation of any such direct orders for Clearside Product placed with such Clearside CMO (each, a "Direct Order Notice"). Aura shall also provide Clearside with written confirmation within thirty (30) business days of Aura's receipt and acceptance of such Clearside Product. In the event that Aura purchases Clearside Products from a Clearside CMO pursuant to this Section 5.5, each Party shall use commercially reasonable efforts and cooperate in good faith to [***], provided that no Party shall be required to [***]. For clarity, Aura shall not be obligated to pay to Clearside the transfer price on quantities of Clearside Products so manufactured by or on behalf of Aura by third parties under this section 5.5."

7.
Amendment Payments. Aura shall make a one-time payment of One Million Dollars ($1,000,000) to Clearside (the "Initial Amendment Payment") within ten (10) Business Days of the date of this Second Amendment, and (2) a one-time payment of One Million Five Hundred Thousand Dollars ($1,500,000) to Clearside (the "Manufacturing Achievement Payment") on the date which is [***] days following the earlier to occur of (a) [***] and (b) [***] (the first to occur of (a) and (b), the "Manufacturing Achievement"). Aura shall notify Clearside in writing of the Manufacturing Achievement within thirty (30) days of achievement. For purposes hereof, "FDA" shall mean the U.S. Food and Drug Administration and "EMA" shall mean the European Medicines Agency. Notwithstanding anything to the contrary herein, this Second Amendment shall not become effective, binding, or of any force or effect unless and until the Initial Amendment Payment is paid to Clearside using the payment instructions set forth in Exhibit A to this Second Amendment. The date on which the Initial Amendment Payment is so paid by Aura shall be the effective date of this Second Amendment (the "Second Amendment Effective Date"). Prior to the Second Amendment Effective Date, neither Party shall have any obligation or liability to the other under this Second Amendment, and no rights, duties, or remedies shall arise hereunder.
8.
Existing Agreements. Should any Existing Agreement (as defined below) no longer be in full force and effect between Aura and Clearside (or an Affiliate of Clearside), Clearside shall, within thirty (30) days of Aura's written request, enter into an agreement with Aura on the same terms without modification. "Existing Agreement" means, as amended, (i) that certain Quality Agreement, dated March 19, 2020, between Clearside Inc. and Aura;

(ii) that certain Pharmacovigilance Agreement For Handling of Safety Information, dated

June 15, 2020, between Clearside Inc. and Aura; (iii) that certain Initial Supply Agreement

- Clinical Supply, dated June 11, 2020, between Clearside Inc. and Aura; and (iv) that certain Services Agreement, dated April 1, 2022, between Clearside Inc. and Aura.

9.
No Other Amendments. Except as amended hereby, the Agreement shall remain in full force and effect. Those amendments made herein shall be effective as of the Second Amendment Effective Date. This Second Amendment, together with the Agreement, and with all appendices and exhibits attached thereto, constitutes the final, complete and exclusive agreement of the Parties with respect to the subject hereof and supersedes all prior understandings and agreements relating to its subject matter. This Second Amendment may not be changed, modified, amended or supplemented except by a written instrument signed by both Parties.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their respective duly authorized representatives as of the date first written above.

Clearside Royalty LLC Aura Biosciences, Inc.

By: /s/ George Lasezkay By: /s/ Elisabet de los Pinos

Name: George Lasezkay Name: Elisabet de los Pinos

Title: Chief Executive Officer Title: CEO

Exhibit A

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